Exhibit 4.5

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of April 4, 2005, by and among Raser Technologies, Inc., a Utah corporation (the “Company”), and the investors signatory hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the “Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell to the Buyers (i) 20,000 shares of the Company’s Series C Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), and (ii) warrants (the “Warrants”) which will be exercisable to purchase shares of Common Stock (as exercised collectively, the “Warrant Shares”);

B. To induce the Buyers to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, and applicable state securities laws.

NOW THEREFORE, the Company and the Buyers hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” has the meaning set forth in Section 9(b)(i).

“Affiliate” means with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.

“Business Days” means any day other than Saturday, Sunday or any other day on which the commercial banks of New York City are authorized or required by law to remain closed.

“Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Stock.

“Common Stock” means the Company’s Common Stock, par value $0.01 per share.

“Effectiveness Date” means the earlier of (i) the date that is ninety (90) days following the Closing Date and (ii) five (5) Business Days following the date that the SEC notifies the Company that it will not review the Registration Statement or that the Company may request effectiveness of the Registration Statement.

“Effectiveness Period” has the meaning set forth in Section 3(a).

“Exchange Act” means the Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Filing Date” means the date that the Registration Statement is filed with the SEC.

“Indemnified Party” has the meaning set forth in Section 6(c).

“Indemnifying Party” has the meaning set forth in Section 6(c).

“Losses” has the meaning set forth in Section 6(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the Common Stock issued or issuable upon exercise of the Warrants and the Common Stock issuable or issued upon conversion of the Series C Preferred Stock, together with any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means the registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to the registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement.

“Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2(b) hereof.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Buyer (other than the fees and disbursements of counsel included in the registration expenses set forth in Section 5).

2. Transferability.

(a) The Registrable Securities shall not be sold, assigned, or transferred except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Buyers will cause any proposed purchaser, assignee, or transferee of the Registrable Securities held by the Buyers to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2 and Section 8. In addition to the other conditions specified in this Section 2, any pledge of Registrable Securities shall be given only to accredited investors in compliance with applicable federal and state securities laws, and shall be foreclosed only in compliance with applicable federal and state securities laws.

(b) Each certificate representing (i) the Registrable Securities and (ii) any other securities issued in respect of the Registrable Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2(c) below) be stamped or otherwise imprinted with the following legend, together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The Buyers consent to the Company making a notation on its records and giving instructions to any transfer agent of the Registrable Securities in order to implement the restrictions on transfer established in this Section 2.

(c) The Buyer of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Prior to any proposed sale, assignment, or transfer of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, (ii) in transactions involving the distribution without consideration of Restricted Securities by a Buyer to any of its partners, or retired partners, or to the estate of any of its partners or retired partners, or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, or (iii) a transfer to an affiliated fund, partnership or company, which is not a competitor of the Company), subject to compliance with applicable securities laws, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Buyer thereof shall give written notice to the Company of such Buyer’s intention to effect such transfer, sale or assignment). Each such notice shall describe the manner and circumstances of the proposed transfer, sale or assignment in sufficient detail, and if reasonably requested by the Company, such Buyer shall have furnished at such Buyer’s expense, either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a “no action” letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the Buyer of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Buyer to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend specified in Section 2(b) above.

3. Registration.

(a) Promptly following the Closing Date, the Company shall prepare and file with the SEC the Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement required hereunder shall be on Form SB-2 (except if the Company is not then eligible to register for resale the Registrable Securities on Form SB-2, in which case the Registration shall be on another appropriate form in accordance herewith). The Registration Statement required hereunder shall contain substantially the “Plan of Distribution” attached hereto as Exhibit A. Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act not later than the Effectiveness Date, and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by the Registration Statement (i) have been sold pursuant to Rule 144, (ii) have been sold pursuant to an effective registration statement, or (iii) have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company (the “Effectiveness Period”).

(b) At the time the Registration Statement is declared effective, the holders of Registrable Securities shall be named as selling securityholders in the Registration Statement and the related Prospectus in such a manner as to permit such holders to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law. Subject to Section 9(e), none of the Company’s securityholders (other than the holders of Registrable Securities at the time the Registration Statement is declared effective and so identified in such Registration Statement and related Prospectus as selling securityholders) shall have the right to sell any of the Company’s securities pursuant to the Registration Statement.

4. Registration Procedures

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall furnish to the Buyers copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference to the extent requested by such Person) which documents will be subject to the review of such Buyers. The Company shall use reasonable efforts to reflect in the Registration Statement or any such Prospectus or any amendments or supplements thereto, such comments, if any, as the Buyers of a majority of the Registrable Securities shall reasonably propose, provided that the Company is notified of such comments in writing no later than two (2) Business Days after the Buyers have been so furnished copies of such documents.

(b) Subject to Section 4(i), prepare and file with the SEC such amendments and supplements to the Registration Statement (including any Exchange Act documents incorporated by reference in such Registration Statement) and the Prospectus used in connection with such Registration Statement as may be necessary to keep the Registration Statement effective as required herein and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and use commercially reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by the Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in the Registration Statement as so amended or such Prospectus as so supplemented. Subject to Section 4(i), the Company shall respond to comments of the SEC with respect to the Registration Statement with five (5) Business Days of receipt thereof.

(c) As promptly as reasonably practicable give notice to the Buyers and counsel for the Buyers, (i) when any Prospectus, Prospectus supplement, Registration Statement or amendment to the Registration Statement has been filed with the SEC and, with respect to the Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any written request, following the effectiveness of the Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation or written threat of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or the written threat of any proceeding for such purpose, (v) of the occurrence of a Material Event (as defined below) (but not the nature of or details concerning such Material Event) and (vi) of the determination by the Company that a post-effective amendment to the Registration Statement or Prospectus supplement will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 4(i)), state that it constitutes a Deferral Notice (as defined below), in which event the provisions of Section 4(i) shall apply.

(d) Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

(e) Furnish to each Buyer, without charge, at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(f) Promptly deliver to each Buyer, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with resales by the Buyer of Registrable Securities. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Buyers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 4(c).

(g) The Company shall use commercially reasonable efforts to register and qualify the Registrable Securities held by the Buyers covered by the Registration Statement under such securities or blue sky laws of such states as may be reasonably necessary or advisable to enable the Buyers to consummate the disposition of the Registrable Securities held by the Buyers in such states; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(h) If requested by the Buyers, cooperate with the Buyers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement and to enable such Registrable Securities to be in such denominations and registered in such names as any such Buyers may request.

(i) Upon (i) the issuance by the SEC of a stop order suspending the effectiveness of the Registration Statement or the initiation of proceedings with respect to the Registration Statement under Section 8(d) or 8(e) of the Securities Act; (ii) such time as the

Registration Statement or related Prospectus omits information required to be contained therein; (iii) the occurrence of any event or the existence of any fact or circumstance or the passage of time as a result of which the Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (a “Material Event”); or (iv) the occurrence, existence or pendency of any corporate development that, in the reasonable discretion of the Company, makes it detrimental to the Company for the Registration Statement and the related Prospectus to be available, (A) in the case of clauses (ii) and (iii) above, subject to the next sentence, the Company shall as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into the Registration Statement and Prospectus so that (x) all information required to be contained in the Registration Statement or related Prospectus is contained or incorporated reference therein, or (y) the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use commercially reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (B) give notice to the Buyer, counsel for the Buyer and underwriter, if any, that the availability of the Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, the Buyer agrees not to sell any Registrable Securities pursuant to the Registration Statement until the Buyer’s receipt of copies of the supplemented or amended Prospectus or amended Registration Statement, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clauses (i) and (ii) above, as promptly as is reasonably practicable, (y) in the case of clause (iii) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter and (z) in the case of clause (iv) above, as soon as in the reasonable discretion of the Company, such suspension is no longer appropriate. The Company shall be entitled to exercise its right under this Section 4(i) with respect to clauses (iii) and (iv) above, to suspend the availability of the Registration Statement or any Prospectus for no more than 30 days in any single period (or 45 days in the event of a Material Event pursuant to which the Company has delivered a second notice as specified below) and no more than 60 days during any 12-month period (each a “Deferral Period”). Notwithstanding the foregoing, in the case of a Material Event relating to an acquisition or a probable acquisition or financing, recapitalization, business combination or other similar transaction, the Company may deliver to the Buyers a second notice, which shall have the effect of extending the Deferral Period by up to an additional 15 days, or such shorter period of time as is specified in such second notice.

(j) The Company may require each Buyer to furnish to the Company a certified statement as to the number of securities of the Company beneficially owned by such Buyer and, if required by the SEC, the person thereof that has voting and dispositive control over the Shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Buyer fails to furnish such information within three (3) Business Days of the Company’s request, any liquidated damages that are accruing at such time as to such Buyer only shall be tolled and any Registration Default (as defined below) that may otherwise occur solely because of such delay shall be suspended as to such Buyer only, until such information is delivered to the Company.

(k) If the Company becomes eligible to file a Registration Statement on Form S-3 (the date on which the Company becomes so eligible, the “S-3 Eligibility Date”), then with respect to the Registration Statement filed on Form SB-2 (or other similar or successor form, if applicable) prior to the S-3 Eligibility Date, the Company may cause to be filed a Registration Statement on Form S-3 to replace the Registration Statement on Form SB-2 and cause such Registration Statement on Form S-3 to be declared effective by the SEC as soon as possible after filing, thereafter to cause to be filed a post-effective amendment to each Registration Statement on Form SB-2 to de-register unsold shares under such Registration Statement.

5. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the trading market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or blue sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and fees and disbursements, not to exceed $5,000, of one counsel to the Buyers, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the reasonable fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. All Selling Expenses related to securities registered on behalf of the Buyers and all other registration expenses shall be borne by the Buyers of such securities.

6. Indemnification

(a) Indemnification by the Company. The Company shall indemnify and hold harmless each Buyer, the officers, directors, agents and employees of each of them, each Person who controls any such Buyer (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Buyer furnished in writing to the Company by such Buyer expressly for use therein, or to the extent that such information relates to such Buyer or such Buyer’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Buyer expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Buyer has approved Exhibit A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 4(c)(ii) and (iii), the use by such Buyer of an outdated or defective Prospectus after the Company has notified such Buyer in writing that the Prospectus is outdated or defective and prior to the receipt by such Buyer of the Advice contemplated in Section 9(b)(i). The Company shall notify the Buyers promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by Buyers. Each Buyer shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Buyer’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Buyer to the Company specifically for inclusion in the Registration Statement or such Prospectus or (ii) to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Buyer furnished in writing to the Company by such Buyer expressly for use therein, or to the extent that such information relates to such Buyer or such Buyer’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Buyer expressly for use in the Registration Statement (it being understood that the Buyer has approved

Exhibit A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 4(c)(ii)-(v), the use by such Buyer of an outdated or defective Prospectus after the Company has notified such Buyer in writing that the Prospectus is outdated or defective and prior to the receipt by such Buyer of the Advice contemplated in Section 9(b)(i). In no event shall the liability of any selling Buyer hereunder be greater in amount than the lesser of (i) the aggregate purchase price paid by the Buyer for the Registrable Securities, and (ii) dollar amount of the net proceeds received by such Buyer upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Business Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.

(d) Contribution. If a claim for indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), no Buyer shall be required to contribute, in the aggregate, the lesser of (i) the aggregate purchase price paid by the Buyer for the Registrable Securities, and (ii) any amount in excess of the amount by which the net proceeds actually received by such Buyer from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Buyer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Buyer.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

7. Liquidated Damages

(a) If on or prior to the Effectiveness Date, the Registration Statement is not declared effective by the SEC (a “Registration Default”), the Company shall be required to pay liquidated damages (“Liquidated Damages”) to each Buyer, from and including the day following such Registration Default until the earlier of (i) the time that the Registration Statement is declared effective, or (ii) the time the Effectiveness Period expires at a rate per month equal to 0.67% of the total purchase price of the Series C Preferred Stock purchased by such Buyer pursuant to the Purchase Agreement.

(b) In the event that the Company exercises its right pursuant to Section 4(i) to suspend the availability of the Registration Statement for a period exceeding the maximum number of days specified therein for the applicable Deferral Period (a “Deferral Default”), the Company shall pay Liquidated Damages to each Buyer at a rate per month equal to 0.67% of the total purchase price of the Series C Preferred Stock purchased by such Buyer pursuant to the Purchase Agreement, or portion thereof, corresponding to the Registrable Securities from and including the day following such Deferral Default until such time as the Company delivers the Advice to the Buyers described in Section 9(b); provided, that, where two or more Deferral Periods relate to a single Deferral Notice, such Deferral Periods shall give rise to no more than one Deferral Default, such that the Company shall be obligated to pay Liquidated Damages with respect to only one such Deferral Period.

(c) Any amounts to be paid as Liquidated Damages pursuant to paragraphs (a) or (b) of this Section 7 shall be paid upon the earlier of (i) the end of each 30 day period following a Registration Default or Deferral Default or (ii) the third day after such Registration Default or Deferral Default is cured.

(d) The Liquidated Damages as set forth in this Section 7 shall be available to the Buyer for a Registration Default or Effectiveness Default, as the case may be, for the periods for which the Liquidated Damages are applicable. In no event shall the Company be required to pay Liquidated Damages in excess of the applicable maximum amount of 8.0% of the total purchase price of the Series C Preferred Stock purchased by such Buyer pursuant to the Purchase Agreement.

8. Certain Trading Limitations. The Buyers agree that prior to the effective date of the Registration Statement and during the Reference Period (as defined in the Certificate of Designation) and the ten (10) day period prior to the Reference Period, the Buyers (including their respective Affiliates), will not enter into any Short Sales (as defined below) or any transaction that would have a similar effect as a Short Sale. “Short Sale” by a Buyer means a sale of Common Stock that is marked as a short sale and that is executed at a time when such Buyer has no equivalent offsetting long position in the Common Stock. For purposes of determining whether a Buyer has an equivalent offsetting long position in the Common Stock, all Common Stock that would be issuable upon exercise in full of all securities then held by such Buyer (assuming that such securities were then fully exercisable, notwithstanding any provisions to the contrary, and giving effect to any exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Buyer.

9. Miscellaneous

(a) Compliance. Each Buyer covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(b) Obligations of Buyers

(i) Each Buyer agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 4(c), such Buyer will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Buyer’s receipt of the copies of the supplemented or amended Prospectus or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(ii) Each Buyer, by such Buyer’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.

(iii) No Buyer may participate in any underwritten distribution hereunder unless such Buyer (i) agrees to sell such Buyer’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Buyers entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting and legal expenses of the underwriter applicable with respect to Registrable Securities, in each case to the extent not payable by the Company pursuant to the terms of this Agreement.

(iv) Each Buyer agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company, which notice shall not contain any material non-public information, pursuant to Section 4(c) and 4(i) hereof, that it will not disclose or disseminate such information or fact to any other person or entity (other than its employees or agents having a need to know such information or fact, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information or fact available to the public generally or such Buyer is required to disclose such information or fact to a governmental authority.

(c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Buyers of the majority of the Registrable Securities then outstanding. Any amendment, modification, supplementation, waiver or consent effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company. Any amendment, termination or waiver effected in accordance with this Section 9(c) shall be binding on all parties hereto, even if they do not execute such consent.

(d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the Purchase Agreement.

(e) Transfer of Registration Rights. Prior to the date that the SEC has declared the Registration Statement effective and at any time thereafter that so the Registration Statement is not effective, this Agreement may be assigned to a transferee or assignee in connection with any transfer or assignment of all or a portion of the Registrable Securities by a Buyer, provided that (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement and the Purchase Agreement, (ii) such assignee or transferee acquired at least 50,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, stock combinations and the like), (iii) written notice is promptly given to the Company, and (iv) such transferee agrees to be bound by the provisions of this Agreement. Upon and following the date that the SEC has declared the Registration Statement effective and so long as the Registration Statement is effective, this Agreement may be assigned only pursuant to donative transfers for no value to constituent partners or retired partners of a Buyer that is a partnership; parent, subsidiary or other affiliate of a Buyer that is a corporation; or an immediate family member living in the same household, a descendant, or a trust therefore, in the case of a Buyer that is an individual, in each case, provided that (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement and the Purchase Agreement, (ii) written notice is promptly given to the Company, and (iii) such donative transferee agrees to be bound by the provisions of this Agreement.

(f) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(g) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined with the provisions of the Purchase Agreement.

(h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i) Headings. The headings in this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(j) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer hereunder, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Buyer shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

(k) Entire Agreement. The Transaction Documents constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly cancelled.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMPANY:

RASER TECHNOLOGIES, INC.

By:	/s/ Brent M. Cook
Brent M. Cook
Chief Executive Officer

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

BUYER:

Kings Road Investments Ltd.

By:	/s/ Brandon L. Jones
Name:	Brandon L. Jones
Its:	Authorized Signatory

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

BUYER:

SRG Capital, LLC

By:	/s/ Yoav Roth
Name:	Yoav Roth
Its:	Portfolio Manager

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

BUYER:

Portside Growth & Opportunity Fund

By:	/s/ Jeff Smith
Name:	Jeff Smith
Its:	Authorized Signatory

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

EXHIBIT A

PLAN OF DISTRIBUTION

The Selling Stockholders (the “Selling Stockholders”) of the common stock (“Common Stock”) of Raser Technologies, Inc. (the “Company”) and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with sales of the Shares of Common Stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume.

The selling shareholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholder may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.